Delaware The First State Page 1 6264347 8100 Authentication: 202812467 SR# 20175041759 Date: 06-30-17 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DELEK HOLDCO, INC.”, CHANGING ITS NAME FROM "DELEK HOLDCO, INC." TO "DELEK US HOLDINGS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2017, AT 11:56 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTIETH DAY OF JUNE, A.D. 2017 AT 11:59 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS. EXHIBIT 3.2

that: CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DELEK HOLDCO, INC. Dated June 30,2017 State of Delaware Secretary of State Division of Corporations Delivered 11:55 AM 06/30/2017 FILED 11:56 A.M 06/30/2017 SR 20175041759 - File Number 6264347 Delek Holdco, Inc., a Delaware corporation (the 14Corporation"), does hereby certify FIRST: Article First of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows: The name of the corporation is Delek US Holdings, Inc. SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. THIRD: The foregoing amendment shall be effective as of 11 :59 p.m. (local time in Wilmington, Delaware) on June 30, 2017. [Signature pagefo//ows]

IN WTINESS WHEREOF. the CotpOration has caused this Certificate of Amendment to be signed by its duly authorized officers as of the date set forth above. DELEK HOLDCO, INC. ---------------------··-~-·-